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                                                                 EXHIBIT 10.22


                      R/3 NATIONAL LOGO PARTNER AGREEMENT
                     SAP AMERICA, INC. - INTELLIGROUP, INC.


        This National Logo Partner Agreement (the "Agreement"), made as of April 29th, 1997, is by and between Intelligroup, Inc. ("IGI"), a New Jersey corporation located at 517 Route 1 South, Islein, NJ 08830, and SAP America, Inc., ("SAP"), a Delaware corporation with its principal place of business at 701 Lee Road, Wayne, Pennsylvania 19087.

                                    RECITALS

        WHEREAS IGI and SAP, desiring to work together, pursuant to the intent of the R/3 Partner Program of SAP, with the goal of furthering the implementation of SAP's R/3 Software System;

        WHEREAS SAP desires to enhance its capabilities to market and support SAP Products through the use of IGI's services; and

        WHEREAS IGI and SAP desire to expand their formal relationship by entering into this non-exclusive arrangement to undertake cooperative efforts for SAP R/3 Products within the SAP Partner Program.

        NOW, THEREFORE, in reliance upon the foregoing recitals, intending to be legally bound, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, IGI and SAP agree as follows:


        1.  Definitions.

        As used in this Agreement:

            (a) The SAP-IGI R/3 National Logo Partner Program (the "R/3 Logo Program") means the business relationship set forth in this Agreement and Appendix A to this Agreement.

            (b) Software. Software shall mean all SAP R/3 software, in whole or in part, provided to IGI under the R/3 Program by SAP AG, SAP America, Inc., or any SAP full-time or engagement consultants, in any release, version or correction level and including all improvements, modifications, and extensions thereto, whether in human or machine readable form.

            (c) Documentation. Documentation shall mean all human and machine readable materials and copies of SAP manuals, program listings, flow charts, logic diagrams, input
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and output forms, data models, specifications, and instructions relating to the
Software made available to IGI under this Agreement.

                (d) R/3 Products. R/3 Products shall mean the Software, Documentation and related materials.

                (e) Proprietary Information. Proprietary Information shall include information concerning IGI and IGI's clients, and their respective products, businesses, techniques, designs, formulations, systems, programs, processes, policies, business strategies and plans or other information which is not in the public domain, and SAP's R/3 Products, program concepts including literal and nonliteral structure, sequence and organization, SAP's training materials, literature, and related SAP materials, SAP's customers, their respective products, businesses, techniques, designs, formulations, systems, programs, processes, policies, business strategies and plans and all other information which is disclosed by either party to the other party either in writing and marked bearing a legend such as "confidential" or "proprietary" or "for internal use only" or orally when contemporaneously described as such.

                (f)  Territory.  Territory shall mean the United States of
America.

        2.      Authorization and Commitment of Resources.

                (a) SAP hereby authorizes IGI to offer services as related to R/3 Products to potential users in the Territory under the terms of this Agreement and any Appendices hereto. This authorization does not include maintenance of the R/3 Products, physical installation of the R/3 Products, and training. This authorization is non-exclusive and non-transferable.

                (b) As a National Logo IGI, IGI is entitled to display the SAP R/3 Partner Logo which will identify it as an official R/3 Partner, authorized as described in Section 2.(a), upon SAP's written consent for each such display in a context not previously approved by SAP.

                (c) IGI agrees to make its name and logo available to SAP for SAP's use in promoting IGI's services under the R/3 Program. Prior to each new use, SAP shall submit the proposed use to IGI for its consent.

                (d) SAP in its sole discretion shall have the right to limit the Territory, the R/3 Products, and the type of customers to be covered by this Agreement, as SAP deems advisable in its sole discretion following reasonable notice and consultation with IGI. SAP may authorize other parties to offer services as related to the R/3 Products in the Territory as it deems advisable in its sole discretion.

                (e) Services to be provided by either party to its clients and customers are to be contracted for separately by each party, independently of each other, unless otherwise expressly agreed upon in writing between SAP and IGI for that specific engagement. Each party shall be solely liable to its customers and clients for its own services.


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        3.      Services and Responsibilities of SAP.

                (a) SAP shall provide to IGI the Software under the terms of the R/3 Software Training and Demonstration License which is attached to this Agreement as Appendix A. The Software shall only be used internally by IGI solely for (i) training of IGI's personnel who are to work under this Agreement and (ii) for demonstration of the Software to potential prospects upon the prior written consent of SAP. The Software provided hereunder may not be used in the operation of the business of IGI or of any other entity or person.

                (b) Should IGI desire to license all or any part of the Software for use in the operation of its own business, SAP will license it to IGI under the terms of SAP's standard end-user license agreement and at SAP's standard license fees then in effect.

                (c)     With regard to training for the Software, SAP shall:

                        (i) use reasonable efforts to offer training to IGI personnel prior to the public announcement of new products or new features for the Software;

                        (ii) provide SAP regularly scheduled alliance partner training. The cost for such training to be determined by mutual agreement on an annual basis. IGI shall be responsible for all related travel and living expenses;

                        (iii) provide access to IGI for its personnel participating in the R/3 Partner Program to customer training courses generally offered by SAP, such training courses to be available at SAP's current prices and terms;
                        (iv) provide marketing-oriented training courses to IGI on a cost-sharing basis to be agreed upon between the parties; and

                        (v) in consultation with IGI, consider the need and demand for other training courses, such courses to be offered on a cost-sharing basis to be agreed upon between the parties.

                (d) Upon IGI's prior written request, SAP, in its sole discretion, shall provide IGI, on a no cost basis, reasonable quantities of SAP's published marketing materials.

                (e)     With respect to participation in SAP events;

                        (i) SAP shall permit up to two (2) IGI personnel to participate (without payment of SAP's usual charges) in SAP's regularly scheduled user conference held in the United States for the R/3 Products. IGI shall be responsible for its personnel's travel and living expenses.



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                        (ii)    SAP shall organize "Partner Days", on a
calendar quarterly basis, to develop and promote joint marketing activities as well as to inform IGI of upcoming and ongoing projects scheduled for the next twelve (12) months.

                (f) SAP shall provide to IGI access to SAP internal support systems as mutually agreed upon by the parties.

                (g) SAP shall otherwise inform and instruct IGI as to R/3 Products and provide guidance, as SAP deems necessary in its sole judgment, for IGI to carry out its responsibilities under this Agreement.

        4.      Services and Responsibilities of IGI.

                IGI agrees that it shall:

                (a) acquire as soon as possible and maintain a comprehensive and fundamental knowledge of the R/3 Products and ensure that its employees are technically qualified and sufficiently trained in SAP courses, including ongoing training at SAP, and internally, to provide appropriate advice on the use of the R/3 Products to clients and prospective users of the Software;

                (b) use its best efforts to promote internally the R/3 Products and to offer services as related to the R/3 Products throughout the Territory and ensure that its employees who perform any services hereunder shall have the proper skill, training and background to enable them to demonstrate the R/3 Products in a competent and professional manner;

                (c) ensure that it has the necessary number of qualified personnel (as set out in Section 4.(a) of this Agreement) available according to the annual business plans (as set out in Section 5.(c) of this Agreement);

                (d) continually improve its training of all personnel who are or will be acting under this Agreement:

                (e) use its best efforts to make the R/3 Products known to its customers and potential customers; make every effort to see that the R/3 Products it suggests to each potential customer meet that entity's application requirements; present the R/3 Products using only the product names given by SAP; provide potential customers such marketing materials and nonproprietary information necessary for evaluating the R/3 Products being considered (except as limited by Section 10.(b) below); and, make no warranties, assurances or statements concerning R/3 Product features that are misleading or materially divergent from the descriptive literature supplied by SAP;

                (f) not engage in any business activity, either directly or indirectly, in any manner or capacity, in its own behalf or in behalf of any other person, firm, corporation or



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organization, nor accept or continue any obligations which may interfere with or impair its ability to perform any of its duties or obligations under this Agreement;

        (g) to the extent it conducts end-user training within its other consultation activities, not offer or conduct end user training which competes with official SAP courses offered by SAP or SAP AG or any other SAP-related entity without prior written authorization from SAP;

        (h) participate actively in joint marketing events by presenting speeches, providing information to potential prospects (subject to Section 10.(b) below), and assisting in the organization and implementation of the events;

        (i) organize information events jointly with SAP for the exchange of information between SAP and IGI;

        (j) expressly inform its customers that modifications and extensions to the Software may impair or terminate the maintenance or support services provided by SAP and may nullify the warranty; and

        (k) undertake to provide customers with release and version management and migration support as related to the Software throughout the period of productive installation of the Software.

   5.   Services and Responsibilities of the Parties.

        To the extent reasonable under the circumstances, the parties shall undertake the following cooperative activities with respect to identifying and bringing to each other opportunities to promote the R/3 Products:

        (a) Regularly inform each other about general market developments and factors relating to the R/3 Products in the marketplace and current projects and customer implementations in which IGI is involved; this information shall be designated and treated as Proprietary Information under
Section 10. of this Agreement;

        (b) Furnish each other with appropriate information for support and planning purposes; provided, however, that each party reserves the right, in its sole discretion, to determine the content and availability of such information;

        (c) Based upon each party's own business plan, mutually agree on an annual basis upon business plans for the implementation of the goals of this Agreement, which plans shall be updated quarterly; the business plans should detail such items as planned training of IGI personnel who will be working under this Agreement, marketing, and other projects;

        (d) Inform appropriate personnel in their respective organizations of the existence of this Agreement;

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        (e)     Subject to confidentiality constraints, endeavor to keep each other appraised about new products and services;

        (f) Each establish an internal R/3 support group with an adequate support structure to coordinate activities with the other party and designate a contact person within the support group to be available to the other party and authorized to act on behalf of that party within the scope of this Agreement; and

        (g) Exchange such other information and conduct such other activities as the parties agree will carry out the intent of this Agreement.

   6.   General Representations and Warranties.

        Each party hereby represents and warrants to the other that:

        (a)     it has the right and power to enter into this Agreement;

        (b) entering into this Agreement does not violate the terms and conditions of any other agreement providing for cooperative marketing of products of another entity, or any other legal obligations;

        (c) the information which it may disclose to the other party, and the process of disclosure and use of such information in accordance with the provisions of this Agreement, will not violate any trade secret right, trademark, issued United States patent, copyright or other proprietary right of any third party;

        (d) it holds good title or right, free and clear of all liens and encumbrances, to the products and services which it is providing under this Agreement;

        (e) the products and services being provided under this Agreement do not infringe any United States copyright, trademark, issued patent, trade secret or other proprietary right of any third party; and

        (f) EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY OTHER WARRANTY TO THE OTHER PARTY, EITHER EXPRESS, IMPLIED OR STATUTORY, OR ARISING BY COURSE OF CONDUCT OR PERFORMANCE, CUSTOM OR USAGE IN THE TRADE, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


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        7.  Term and Termination.

                (a) This Agreement shall have an initial term expiring on December 31, 1997, with an automatic renewal for one (1) additional year unless, at least six (6) weeks prior to the renewal date, either party gives written notice of its intention not to renew this Agreement.

                (b) At least four (4) months prior to any scheduled expiration date, SAP will decide whether to continue or terminate the Agreement applying the following criteria:

                        i. Customer satisfaction with the projects conducted by IGI, with special regard to the length and cost of the project, the project objectives met by IGI, and the achievements and professionalism of IGI employees;

                       ii.  Number and scope of R/3 projects executed;

                      iii.  Number and quality of the events coordinated by IGI;

                       iv.  Thoroughness of employee training;

                        v. Extent of IGI participation in partner program events;

                       vi. Accomplishment of goals set herein and in the annual business plans;

                      vii. Nature and volume of the information exchange with SAP; and

                     viii. Extent and effectiveness of use of marketing materials.

                The procedures for such audits and the weights to be assigned each criterion will be provided in writing by SAP to IGI prior to the first such audit.

                On the basis of this evaluation and subsequent consultations with IGI, IGI agrees that SAP, in its sole discretion, may choose to terminate this Agreement six (6) weeks prior to the next scheduled expiration date.

                (c) Notwithstanding the above, either party may terminate this Agreement:

                        (i) In accordance with the provisions of Section 7.(a) and (b) at the end of a term;

                       (ii) Upon thirty (30) days prior written notice in the event of material breach of a material provision of this Agreement by the other party, except that the party in breach shall have the right, during that 30-day period, to cure the claimed breach or default; for

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purposes of this Paragraph 7.(c)(ii) only, Sections 2.(e), 4., 5.(a), 6., 8.,
9., 10., and 11.(h) shall be considered to be material provisions of this Agreement; or

                (iii) Immediately and without prior written notice if there is: (a) a consolidation, merger or reorganization of the other party with or into another corporation or entity; (b) creation of a new majority interest in, or change in majority ownership of, the other party; (c) a sale of all or substantially all of the assets of the other party; or (d) a breach of the confidentiality provisions as specified in Section 10. below.

        (d)     Upon any termination of this Agreement:

                (i) each party shall promptly return to the other party or dispose of as mutually agreed all advertising materials and other properties, including all confidential materials, furnished to it by the other party pursuant to this Agreement and so certify in writing;

                (ii) IGI shall promptly return R/3 Products and related materials and all copies thereof to SAP, or as the case may be, delete all R/3 Products from IGI hardware, including binary or other resulting files (if any), and erase all R/3 Products from any storage media before discarding such, and so certify in writing;

                (iii) IGI shall not hold itself out as a participant in the R/3 National Partner Program; and

                (iv) both parties shall cease acting in a manner that would suggest any continuing relationship between the parties regarding SAP's Software, and shall cease all display advertising contemplated under this Agreement.

        (e) Termination of this Agreement shall not impact upon any proposals issued to clients or prospective clients prior to such termination, or upon any active engagements in process prior to such termination.

        (f) The following provisions of this Agreement shall in all events survive its termination: Section 6. (General Representations and Warranties);
7. (Provisions Applicable to Termination); 8. (Relationship of Parties); 10. (Confidentiality); and 11. (General Provisions).

        (g) Termination of this Agreement shall result in termination of Appendix A, R/3 Software Training and Demonstration License.

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        8.  Relationship of Parties.

            (a) IGI and SAP are independent contractors acting for their own account, and neither party or its employees are authorized to make any representation otherwise or any commitment on the other party's behalf unless previously authorized by such party in writing. Neither party is responsible to any end user for the quality of services or products provided by the other party. Each party is solely responsible for establishing the prices for its own products.

            (b) Neither party is a distributor or agent for the products or services of the other. Each party's products and services shall be available to a prospective client only through separate agreement between that party and the client. Each party shall independently develop and price its respective products and services offered between such party and a client.

            (c) It is understood and agreed upon by the parties hereto, that during the term of this Agreement, the use of the terms "joint venturer," "co-venturer," "partner," "marketing partner," "partnership" or similar terms to be used to describe the relationship between the parties under this Agreement refer to the spirit of cooperation between IGI and SAP, and do not describe, or expressly or by implication create, a legal partnership or joint venture, or any responsibility by one party for the actions of the other.

        9.  Intellectual Property Rights.

            (a) The name "R/3 Partner Program" shall be used by the parties only jointly and pursuant to the terms of this Agreement; and upon any termination of this Agreement, neither SAP nor IGI may use the name in conjunction with the parties' respective corporate names; however, SAP shall have the right to use the name with any other parties who choose to participate in the SAP R/3 Partner Programs.

            (b) Nothing in this Agreement grants to either party the right to use or display any other names, trademarks, trade names, logos or service marks of the other party, except to identify the products and associated services and deliverables of the other party to the extent obligations are undertaken pursuant to this Agreement. Except in the case of correspondence and proposals issued in the ordinary course of business, each party agrees to submit to the other party for written prepublication approval, any materials which may use or display any name, trademark, trade name, logo or service mark of the other party. Notwithstanding the foregoing, nothing contained in this Agreement shall affect either party's rights and obligations to use any trademarks, service marks or proprietary words or symbols of the other party to properly identify the goods or services of such other party to the extent otherwise permitted by applicable law or by written agreement between the parties.

            (c) IGI herein acknowledges that title to all intellectual property rights, including patent, copyright, trademark, and trade secret rights in R/3 Products, including any modifications, enhancements, versions, releases, or correction levels thereto, program concepts including literal or nonliteral structure, sequence and organization, training materials, literature,

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and other SAP related materials shall remain exclusively with SAP AG, Walldorf,
Germany, or SAP as the case may be, and that by virtue of this Agreement, no such rights have been transferred, licensed, granted, assigned or acquired by IGI from SAP AG or SAP.

        10. Confidentiality.

            (a) Each party acknowledges that, during the term of this Agreement, it will receive Proprietary Information from the other party. Neither party shall disclose, provide or otherwise make available to any third party (including any prospective client) any Proprietary Information of the other party and shall utilize such Proprietary Information on an internal organization need-to-know basis only to the extent necessary to effect the provisions and purposes of, and as expressly contemplated under the terms of, this Agreement.

            (b) Each party agrees that it will protect the Proprietary Information of the other party through the exercise of no less protection and care than it customarily uses in safeguarding its own confidential and proprietary information which it desires to retain in confidence, but always at least a reasonable degree of care. Disclosure of the other party's Proprietary Information to employees shall only be made on a need-to-know basis. Further, each party shall take reasonable steps to advise their employees of the confidential nature of Proprietary Information, to ensure by agreement or otherwise that such employees are prohibited from copying, revealing or using such Proprietary Information except to the extent required to carry out the parties' obligations under this Agreement, and to require that Proprietary Information be kept in a secure location. Each party will promptly notify the other if it believes that Proprietary Information has lost its status as such.

            (c) The foregoing shall not prohibit or limit a party's use of information, including but not limited to ideas, concepts, know how, techniques and methodologies, which: (i) is or become publicly available through no act of failure to act of the receiving party; (ii) is released by the disclosing party to any other person, firm or entity without restriction; (iii) rightfully obtained by the receiving party without restriction; (iv) is released by the receiving party into the public domain in response to lawful legal process and with prior notice to the other party; (v) is rightfully already known to or is independently developed by the receiving party prior to disclosure; or (vi) is or becomes part of the public domain through no breach of the confidentiality provisions of this Agreement.

            (d) Neither party will be liable to the other for any inadvertent or accidental disclosure of Proprietary Information if the disclosure occurs notwithstanding the party's exercise of (i) the precautions set forth in this Section; and (ii) the same level of care that each party customarily uses in preserving and safeguarding its Proprietary Information, but always at least a reasonable degree of care.

            (e) Notwithstanding the foregoing, each party hereto understands that they may become familiar with each other's services and that IGI may become familiar with SAP's R/3 Products, specifically its proprietary software. Accordingly, IGI agrees, with respect to the R/3 Products (including all program concepts therein) SAP's training materials, literature and other


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SAP related materials, that as the case may be, IGI shall not copy, translate, disassemble or decompile, nor create or attempt to create by reverse engineering or otherwise the source code from the object code, or to use such items to create derivative works, unless so authorized in advance, in writing, by SAP. All updates, replacements, revisions, enhancements, additions, or conversions to such SAP items specified above shall be subject to the provisions as stated herein.

        11.     General Provisions.

                (a) Non-solicitation. During the term of this Agreement and for one (1) year after its termination, SAP and IGI agree that neither shall directly or indirectly solicit for employment any staff of the other party who have been directly and substantively involved in performance under this Agreement.

                (b) Non-exclusivity. Nothing in this Agreement shall limit or restrict either party from entering into or continuing any agreement or other arrangement with any other party, whether similar to this Agreement in nature or scope. Moreover, each party shall remain free to provide products and services to any client or prospective client so long as the terms of this Agreement are not violated.

                (c) Notices. All notices required to be given under this Agreement shall be sent by certified mail to:

                        Intelligroup, Inc.
                        517 Route 1 South
                        Islein, NJ 08830

                        Attention: Mr. Raj Koneru,
                                   Vice President

        and to

                        SAP America, Inc.
                        701 Lee Road
                        Wayne, PA 19087

                        Attention: Legal Department

                (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to its choice of law rules. To the extent that the parties are permitted under this Agreement to seek judicial remedies, each party hereby consents to the jurisdiction of the federal and state courts within the Commonwealth of Pennsylvania to resolve any and all such matters.

                (e) Merger. This Agreement and any Appendices hereto constitute the entire agreement between the parties with respect to the matters set forth herein. All prior agreements,



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oral or otherwise, between the parties and relating to the subject matter contained herein, are hereby superseded, provided, however, that the R/3 End-User Software License Agreement dated July 11, 1996 between SAP and IGI shall not be superseded and shall continue pursuant to its terms with respect to the subject matter thereof.

                (f) Amendments. This Agreement may not be modified except by a writing signed by both parties.

                (g) Severability. If any of the provisions of this Agreement are held invalid, such provisions shall be deemed severed and the remaining provisions shall remain in full force and effect.

                (h) Non-assignment. This Agreement may not be assigned or transferred, nor may rights or obligations be delegated, without the prior written agreement of the parties; notwithstanding the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties of this Agreement, as well as their respective permitted successors and assigns.

                (i) Waiver. Failure of any party to enforce, in any one or more instances, any of the terms or conditions of this Agreement shall not be construed as a waiver of the future performance of any such terms or conditions.

                (j)  Limitation of Liability.

                     (i) SAP SHALL NOT BE LIABLE TO IGI OR THIRD PARTIES FOR ANY LOSS OF BUSINESS, LOSS OF PROFITS OR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF SUCH PARTY HAS BEEN APPRISED OF THE POSSIBILITY THEREOF, INCLUDING BUT NOT LIMITED TO DAMAGES OR LOSS RESULTING FROM ANY UNAUTHORIZED MODIFICATION OR DISTRIBUTION OF SAP SOFTWARE; or

                     (ii) in no event shall the liability of SAP under this Agreement, for any reason whatsoever, whether in contract, tort or statute (including, without limitation, negligence), or otherwise, exceed $1,000,000.00; provided, however, that this limitation of liability clause shall not apply to claims for personal injury caused by SAP's gross negligence or willful misconduct.

                (k) No Endorsement. Execution of this Agreement does not, and shall not be construed to be, an endorsement by either party of the products or services of the other party.

                (l) Press Releases and Publicity. Any news release, public announcement, advertisement, or publicity proposed to be released by either party concerning the R/3 Partner Program or any matters arising under this Agreement shall be subject to the approval of the designated representatives of both parties.

                (m)  Dispute Resolution Procedures.


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            (i)  Any dispute, disagreement, claim or controversy between the parties arising under or relating to this Agreement or the parties' performance thereunder (the "Disputed Matter") which cannot be resolved by consultations between the senior executives of IGI and SAP shall be resolved by binding arbitration, according to the then prevailing Commercial Arbitration Rules of the American Arbitration Association, before a panel of three arbitrators. Each party will select one arbitrator, and the third arbitrator will be selected by the party-selected arbitrators. Any such arbitration shall be held in the City of Philadelphia, Pennsylvania. The parties will share the cost of the arbitration equally, subject to any final apportionment by the arbitrators. The arbitrators will apply Pennsylvania law, without reference to its choice of law rules, in resolving the Disputed Matter. The decision of the arbitrators will be final and conclusive on the parties, and each party consents that judgment upon an award rendered by the arbitrators may be entered in any court of competent jurisdiction.

            (ii) Neither party shall institute any action or proceeding against the other in any court concerning any Disputed Matter that is or could be the subject of a claim or proceeding under this Section; provided, however, that if a party believes in good faith that a temporary or preliminary injunction is necessary to preserve the status quo or otherwise to avoid irreparable harm to such party, such as in the event of a breach of Section 9. or Section 10., such party shall not be precluded by this Section from seeking such injunctive relief from a court of competent jurisdiction.

            (iii) Pending the resolution of a Disputed Matter, to the extent feasible, both parties shall continue their performance under this Agreement.

        IN WITNESS WHEREOF and intending to be legally bound, the parties have caused this Agreement to be signed by their authorized representatives as of the date shown above.


INTELLIGROUP, INC.                             SAP AMERICA, INC.
(IGI)                                          (SAP)


By: /s/ Robert Olanoff                         By: /s/ Signature Illegible
    ----------------------------                   ----------------------------

Printed                                        Printed
Name:    Robert Olanoff                        Name:
        ------------------------                       ------------------------


Title:   CFO                                   Title:
        ------------------------                       ------------------------


Date:    5/16/97                               Date:           5/27/97
        ------------------------                       ------------------------


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